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                                                                    Exhibit 99.1

              Certification of Chief Executive Officer Pursuant to
                 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report on Form 10-Q of DQE, Inc. ("DQE") for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Morgan K. O'Brien, as Chief Executive Officer of DQE, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

    (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DQE.

     WITNESS the due execution hereof this 14th day of August, 2002.

                                           /s/ Morgan K. O'Brien
                                           --------------------------
                                           Morgan K. O'Brien
                                           President and Chief Executive Officer

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by DQE for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.